                                                                    Exhibit 8.2

                   [LEWIS, RICE & FINGERSH, L.C. LETTERHEAD]



                                November 13, 2001



Board of Directors
RightCHOICE Managed Care, Inc.
1831 Chestnut Street
St. Louis, Missouri 63103

         RE:      MERGER OF RIGHTCHOICE MANAGED CARE, INC. INTO RWP ACQUISITION
                  CORP.

Ladies and Gentlemen:

         You have requested our opinion as to the United States federal income tax consequences of the proposed acquisition of RightCHOICE Managed Care, Inc. ("RightCHOICE") by WellPoint Health Networks Inc. ("WellPoint") pursuant to the merger (the "Merger") of RightCHOICE with and into RWP Acquisition Corp. ("RWP") in accordance with the Agreement and Plan of Merger, dated as of October 17, 2001 (the "Merger Agreement"), by and among RightCHOICE, WellPoint, and RWP. The time at which the Merger becomes effective is hereafter referred to as the "Effective Time." In issuing this opinion letter, we have relied upon (i) the factual representations made by RightCHOICE and WellPoint in written statements dated November 13, 2001, respectively (the "Representation Letters"), (ii) the Merger Agreement, and (iii) the facts, information, and documentation set forth in the Registration Statement on Form S-4 of WellPoint filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement").

         In rendering our opinion, we have assumed that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the Representation Letters made by WellPoint, RWP and RightCHOICE and delivered to us for purposes of this opinion are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letters "to the best knowledge of," or based on the belief of WellPoint, RWP and RightCHOICE or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

                          LEWIS, RICE & FINGERSH, L.C.


November 13, 2001
Page 2


         Based on our review of the Merger Agreement, the Representation Letters, and the Registration Statement, subject to the qualifications herein and in the Registration Statement, and assuming the transactions described in the Merger Agreement, the Representation Letters, and the Registration Statement are completed as described, we hereby confirm to you our opinion as set forth under the heading "Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable. We express our opinion herein only as to those matters of United States federal income taxation specifically set forth under the caption "Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.

         This opinion is being delivered in connection with WellPoint's Registration Statement to which this opinion appears as an exhibit. We hereby consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to all references made to this opinion letter in the Registration Statement.


                                            Very truly yours,

                                         /s/LEWIS, RICE & FINGERSH, L.C.

                                            LEWIS, RICE & FINGERSH, L.C.